EXHIBIT 4(d)


                             FOWLER CARBONICS, INC.
                           2820 Southeast Market Place
                              Stuart, Florida 34997



                                                              As of June 7, 1995



To:      Robert Ranieri
         2820 Southeast Market Place
         Stuart, Florida  34997

         We are pleased to inform you that as of June 7, 1995, the Board of Directors of Fowler Carbonics, Inc. (the "Company") granted you a stock option to purchase 8.79 shares (the "Shares") of Common Stock, par value $.05 per share, of the Company, at a price of $17,010.40 per Share.

         No portion of the option is currently exercisable. The option may be exercised after June 7, 1996 and prior to June 8, 2005, on which date the option will, to the extent not previously exercised, expire. You must purchase a minimum of 100 Shares each time you choose to purchase Shares, except to purchase the remaining Shares available to you.

         Unless at the time of the exercise of this option a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to such Shares, any Shares purchased by you upon the exercise of this option shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of this option, in whole or in part, you will execute and deliver to the Company a certificate to such effect. The Company shall not be obligated to issue any Shares pursuant to this option if, in the opinion of counsel to the Company, the Shares to be so issued are required to be registered or otherwise qualified under the Act or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such Shares have been so registered or otherwise qualified.

         You understand and acknowledge that, under existing law, unless at the time of the exercise of this option a registration statement under the Act is in effect as to such Shares (i) any Shares purchased by you upon exercise of this option may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in


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reliance upon Rule 144 promulgated  under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold); (iii) in the case of securities to which Rule 144 is not applicable, compliance with Regulation A promulgated under the Act or some other disclosure exemption will be required; (iv) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company will place an appropriate "stop transfer" order with its transfer agent with respect to such Shares; and (vi) the Company has undertaken no obligation to register the Shares or to include the Shares in any registration statement which may be filed by it subsequent to the issuance of the shares to you. In addition, you understand and acknowledge that the Company has no obligation to you to furnish information necessary to enable you to make sales under Rule 144.

         This option (or installment thereof) is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of Shares to be purchased, together with payment of the purchase price of the Shares to be purchased. The purchase price is to be paid in cash or as otherwise determined by the Board of Directors.

         Would you kindly evidence your acceptance of this option and your agreement to comply with the provisions hereof by executing this letter under the words "Agreed To and Accepted."

                                     Very truly yours,

                                     FOWLER CARBONICS, INC.

                                     By:/s/ Edward M. Sellian
                                        ---------------------------------
                                        Edward M. Sellian,  Chairman of
                                        the Board


AGREED TO AND ACCEPTED:

/s/ Robert Ranieri
- ------------------------
Robert Ranieri

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                                    EXHIBIT A


Fowler Carbonics, Inc.
2820 Southeast Market Place
Stuart, Florida  34997

Ladies and Gentlemen:

         Notice is hereby given of my election to purchase _____ shares of Common Stock, $.05 par value (the "Shares"), of Fowler Carbonics, Inc., at a price of $ per Share, pursuant to the provisions of the incentive stock option granted to me as of June 7, 1995. Enclosed in payment for the Shares is:


                   /   /       my check in the amount of $________.


         The  following   information   is  supplied  for  use  in  issuing  and
registering the Shares purchased hereby:

                  Number of Certificates
                     and Denominations             ___________________

                  Name                             ___________________

                  Address                          ___________________

                                                   ___________________

                  Social Security Number           ___________________


Dated:            _______________, ____

                                           Very truly yours,


                                           --------------------------
                                           Robert Ranieri








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